Exhibit No. 99.1

REGIS CORPORATION REPORTS FOURTH QUARTER AND FULL YEAR 2022 RESULTS
MINNEAPOLIS, August 23, 2022 -- Regis Corporation (NYSE: RGS), a leader in the haircare industry, today reported results for the fourth quarter and full year ended June 30, 2022. Highlights from the year include:

•Fourth quarter and full year revenue of $66.1 million and $276.0 million, including royalty growth of 12.1% and 25.6%, respectively.
•System-wide same-store sales increase of 7.1% in the quarter and 14.8% in fiscal year 2022.
•Positive fourth quarter adjusted EBITDA, excluding salon sales, of $1.1 million, a $15.6 million improvement compared to a loss of $14.5 million during the fourth quarter 2021; Franchise EBITDA of $2.5 million, positive for the 3rd quarter in a row.
•Positive fiscal year adjusted EBITDA, excluding salon sales, of $0.5 million compared to a $60.2 million loss in fiscal year 2021.
•Efforts to renegotiate debt culminated in the successful amendment to our credit agreement and extension of the maturity date from March 2023 to August 2025.
•Sold proprietary salon management system, Opensalon® Pro, for up to $39.0 million in proceeds and partnered with salon technology leader, Zenoti, to provide a best-in-class technology solution to franchisees.
•Reduced loss-generating company-owned locations from 276 to 105, resulting in a $38.0 million year-over-year EBITDA improvement.
•Well-positioned with strategy in place to deliver strong EBITDA growth in fiscal year 2023.
•Earnings webcast scheduled for 9am CST on August 23, 2022 and will be accompanied by a slide presentation.

"When I stepped in as Interim CEO in December 2021, we identified refinancing our debt, providing the right technology solution to our franchisees, and continuing the wind down of our company-owned salons as our top priorities. I am pleased that in a short period of time, we successfully delivered on all three by renegotiating our credit agreement with our lender group, selling Opensalon Pro to our new point-of-sale technology partner, Zenoti, and winding down our company-owned salons from 276 to 105 locations," said Matt Doctor, Regis Chief Executive Officer. "In addition to these transformative efforts, our performance is continuing to improve with positive adjusted EBITDA, excluding salon sales, in Q4 and fiscal year 2022. With our fully-franchised business model and strategies in place that focus on stylist retention and recruiting, enhanced digital marketing, and a more robust salon management system, we are poised to deliver stronger results in fiscal 2023."

	Three Months Ended June 30,		Twelve Months Ended June 30,
(Dollars in thousands)	2022	2021	2022	2021

Consolidated revenue	$66,069	$97,614	$275,967	$411,651
System-wide revenue (1)	316,838	293,981	1,228,464	1,086,024

System-wide same-store sales comps	7.1%	4.2%	14.8%	(25.8)%
Two-year system-wide same-store sales comps	7.4%	(21.0)%	(13.7)%	(28.3)%

Operating loss	$(1,315)	$(22,844)	$(28,898)	$(94,677)
Loss from continuing operations	(8,560)	(29,755)	(46,459)	(103,206)
Diluted loss per share from continuing operations	(0.19)	(0.83)	(1.07)	(2.87)
Loss from discontinued operations	(34,073)	(4,584)	(39,398)	(10,125)
Net loss	(42,633)	(34,339)	(85,857)	(113,331)
Diluted net loss per share	(0.93)	(0.95)	(1.97)	(3.15)
EBITDA (2)	(34,384)	(27,140)	(64,160)	(70,824)
as a percent of revenue	(52.0)%	(27.8)%	(23.2)%	(17.2)%

As adjusted (2)
Loss from continuing operations, as adjusted	$(3,032)	$(25,483)	$(18,054)	$(101,685)
Diluted loss per share from continuing operations, as adjusted	(0.07)	(0.71)	(0.41)	(2.83)
Net loss, as adjusted	(3,032)	(25,483)	(18,054)	(101,685)
Diluted net loss per share, as adjusted	(0.07)	(0.71)	(0.41)	(2.83)
EBITDA, as adjusted	959	(22,728)	(1,799)	(76,914)
as a percent of revenue	1.5%	(23.3)%	(0.7)%	(18.7)%
EBITDA, as adjusted excluding loss on sale of salons	1,104	(14,495)	535	(60,218)
as a percent of revenue	1.7%	(14.8)%	0.2%	(14.6)%
_______________________________________________________________________________
(1)Represents total sales within the system.
(2)See GAAP to non-GAAP reconciliations, within the attached section titled "Non-GAAP Reconciliations."

Total revenue in the quarter of $66.1 million decreased $31.5 million, or 32.3% and full year revenue declined $135.7 million year-over-year. Both of these declines were driven primarily by exiting company-owned salons that generated significant revenue, but were loss generating. Partially offsetting the decline in revenue was an increase in royalty revenue due to higher franchise system sales.

Fourth quarter adjusted EBITDA of $1.0 million improved $23.7 million, versus an adjusted EBITDA loss of $22.7 million in the same period last year. On a full year basis, adjusted EBITDA loss of $1.8 million improved $75.1 million from fiscal 2021. The improvements were driven by an increase in royalty revenues; lower general and administrative expense; and the wind down of loss-generating company-owned salons during the last twelve months.

Regis reported a fourth quarter 2022 net loss from continuing operations of $8.6 million, or $0.19 loss per diluted share, compared to a net loss from continuing operations of $29.8 million, or $0.83 loss per diluted share, in the fourth quarter of 2021. Excluding discrete items, the Company reported fourth quarter 2022 adjusted net loss from continuing operations of $3.0 million, or $0.07 loss per diluted share, compared to adjusted net loss from continuing operations of $25.5 million, or $0.71 per diluted share for the same period last year. On a full year basis, the Company reported an adjusted net loss from continuing operations of $18.1 million or $0.41 loss per diluted share compared to an adjusted net loss from continuing operations of $101.7 million or $2.83 loss per share for the same period last year. The year-over-year improvement in adjusted net loss from continuing operations was driven primarily by improved sales leading to an increase in royalty revenues; lower general and administrative expense; and the Company winding down loss-generating company-owned salons during the last twelve months.

The Company reported a fourth quarter 2022 net loss of $42.6 million, or $0.93 loss per diluted share, compared to a net loss of $34.3 million, or $0.95 per diluted share for the same period last year. On a full year basis, the Company reported a net loss of $85.9 million, or $1.97 loss per diluted share, compared to a net loss of $113.3 million, or $3.15 loss per share, in fiscal 2021. The net loss in the quarter and in the year was driven by the loss from discontinued operations of $34.1 and $39.4 million in the quarter and full year, respectively, which includes a $38.4 million non-cash goodwill derecognition charge. Additionally, the twelve months results include a non-cash goodwill impairment charge of $13.1 million. The net loss improved year-over-year in both periods due to higher royalty revenues and lower general and administrative expense.

Fourth Quarter Segment Results
Franchise

	Three Months Ended June 30,		Increase (Decrease)	Twelve Months Ended June 30,		Increase (Decrease)
(Dollars in millions) (1)	2022	2021		2022	2021

Royalties	$17.2	$15.4	$1.8	$65.8	$52.4	$13.4
Fees	3.0	2.6	0.4	11.6	10.2	1.4
Product sales to franchisees	3.3	15.6	(12.3)	15.1	56.7	(41.6)
Advertising fund contributions	8.4	7.2	1.2	32.6	22.0	10.6
Franchise rental income	30.6	31.5	(0.9)	130.8	127.4	3.4
Total Franchise revenue	$62.5	$72.3	$(9.8)	$255.8	$268.7	$(12.9)

Franchise same-store sales comps	7.2%	4.4%		15.0%	(24.5)%
Franchise two-year same-store sales comps	7.5%	(20.2)%		(13.4)%	(27.2)%

EBITDA, as Adjusted	$2.5	$(9.4)	$11.9	$7.7	$(29.4)	$37.1
as a percent of revenue	4.1%	(13.0)%		3.0%	(10.9)%
as a percent of adjusted revenue (2)	10.8%	(28.1)%		8.4%	(24.7)%

Total Franchise salons	5,395	5,563	(168)
as a percent of total Franchise and Company-owned salons	98.1%	95.3%
_______________________________________________________________________________
(1)Variances calculated on amounts shown in millions may result in rounding differences.
(2)Adjusted revenue excludes non-margin revenue. See Non-GAAP reconciliation
Fourth quarter Franchise revenue was $62.5 million, a $9.8 million, or 13.6% decrease, compared to the prior year quarter. Royalties were $17.2 million, a $1.8 million, or 11.7% increase, versus the same period last year. The increase in royalties is due to higher franchise system sales. Product sales to franchisees of $3.3 million decreased $12.3 million as a result of the transition out of the wholesale product business. Franchise adjusted EBITDA of $2.5 million improved $11.9 million year-over-year primarily due to an increase in royalty revenues and a decrease in general and administrative expense. Full year results followed the same trends.

Company-Owned Salons

	Three Months Ended June 30,		(Decrease) Increase	Twelve Months Ended June 30,		(Decrease) Increase
(Dollars in millions) (1)	2022	2021		2022	2021

Total Company-owned salon revenue	$3.6	$25.3	$(21.7)	$20.2	$143.0	$(122.8)
Company-owned same-store sales comps	(0.8)%	(7.0)%		3.4%	(33.4)%
Company-owned two-year same-store sales comps	(27.1)%	(30.4)%		(32.1)%	(35.2)%

EBITDA, as adjusted	$(1.6)	$(13.3)	$11.7	$(9.5)	$(47.5)	$38.0
as a percent of revenue	(44.4)%	(52.6)%		(47.0)%	(33.2)%

Total Company-owned salons	105	276	(171)
as a percent of total Franchise and Company-owned salons	1.9%	4.7%
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(1)Variances calculated on amounts shown in millions may result in rounding differences.

Fourth quarter revenue for the Company-owned salon segment decreased $21.7 million versus the prior year to $3.6 million and full year revenue declined $122.8 million. The year-over-year decline in revenue was expected and driven by 110 salons converted to the Company's franchise portfolio and the closure of 61 unprofitable salons over the past 12 months. Fourth quarter adjusted EBITDA loss improved $11.7 million, or 88.0%, and full year adjusted EBITDA loss improved $38.0 million, or 79.9%, versus the same period last year, driven primarily by current year closure of unprofitable salons and an inventory reserve charge in the prior year.

Non-GAAP reconciliations
For GAAP to non-GAAP reconciliations, please refer to the attached section titled "Non-GAAP Reconciliations." A complete reconciliation of reported earnings to adjusted earnings is included in this press release and is available on the Company’s website at www.regiscorp.com.
Earnings Webcast
Regis Corporation will host a conference call via webcast to discuss fourth quarter and full year results on August 23, 2022 at 9 a.m., Central time. Interested parties are invited to participate in the live webcast by registering for the event at www.regiscorp.com/investor-relations.html. The webcast will include a slide presentation. A replay of the presentation will be available on our website at www.regiscorp.com/investor-relations.
About Regis Corporation
Regis Corporation (NYSE:RGS) is a leader in the beauty salon industry. As of June 30, 2022, the Company franchised, owned or held ownership interests in 5,576 worldwide locations. Regis’ franchised and corporate locations operate under concepts such as Supercuts®, SmartStyle®, Cost Cutters®, Roosters® and First Choice Haircutters®. Regis maintains an ownership interest in Empire Education Group in the U.S. For additional information about the Company, including a reconciliation of certain non-GAAP financial information and certain supplemental financial information, please visit the Investor Information section of the corporate website at www.regiscorp.com.

CONTACT: REGIS CORPORATION:
Kersten Zupfer
investorrelations@regiscorp.com

This press release contains or may contain “forward-looking statements” within the meaning of the federal securities laws, including statements concerning anticipated future events and expectations that are not historical facts. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements in this document reflect management’s best judgment at the time they are made, but all such statements are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those expressed in or implied by the statements herein. Such forward-looking statements are often identified herein by use of words including, but not limited to, “may,” “believe,” “project,” “forecast,” “expect,” “estimate,” “anticipate,” and “plan.” In addition, the following factors could affect the Company's actual results and cause such results to differ materially from those expressed in forward-looking statements. These uncertainties include a potential material adverse impact on our business and results of operations as a result of the COVID-19 pandemic, including any adverse impact from variants; consumer shopping trends and changes in manufacturer distribution channels; changes in regulatory and statutory laws including increases in minimum wages; laws and regulations could require us to modify current business practices and incur increased costs; changes in economic conditions; changes in consumer tastes, fashion trends and consumer spending patterns; compliance with New York Stock Exchange listing requirements; reliance on franchise royalties and overall success of our franchisees’ salons; the return of sales at franchise locations to pre-pandemic levels; new merchandising strategy that utilizes third-party preferred supplier arrangements; our franchisees' ability to attract, train and retain talented stylists and salon leaders; the success of our franchisees, which operate independently; our ability to manage cyber threats and protect the security of potentially sensitive information about our guests, franchisees, employees, vendors or Company information; the ability of the Company to maintain a satisfactory relationship with Walmart; marketing efforts to drive traffic to our franchisees' salons; the successful migration of our franchisees to the Zenoti salon technology platform; our ability to maintain and enhance the value of our brands; reliance on information technology systems; reliance on external vendors; the use of social media; failure to standardize operating processes across brands; exposure to uninsured or unidentified risks; the effectiveness of our enterprise risk management program; compliance with covenants in our financing arrangement, access to the existing revolving credit facility, and we may face an accelerated obligation to repay our indebtedness; our capital investments in technology may not achieve appropriate returns; premature termination of agreements with our franchisees; financial performance of Empire Education Group, Inc.; the continued ability of the Company to implement cost reduction initiatives and achieve expected cost savings; continued ability to compete in our business markets; reliance on our management team and other key personnel; the continued ability to maintain an effective system of internal controls over financial reporting; changes in tax exposure; the ability to use U.S. net operating loss carryforwards; potential litigation and other legal or regulatory proceedings could have an adverse effect on our business; or other factors not listed above. Additional information concerning potential factors that could affect future financial results is set forth under Item 1A of Form 10-K. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. However, your attention is directed to any further disclosures made in our subsequent annual and periodic reports filed or furnished with the SEC on Forms 10-K, 10-Q and 8-K and Proxy Statements on Schedule 14A.

REGIS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEET
(Dollars in thousands, except per share data)

	June 30,
	2022	2021

ASSETS
Current assets:
Cash and cash equivalents	$17,041	$19,191
Receivables, net	14,531	26,270
Inventories	3,109	20,639
Other current assets	13,984	17,017
Current assets related to discontinued operations	—	3,542
Total current assets	48,665	86,659

Property and equipment, net	12,835	16,906
Goodwill	174,360	188,257
Other intangibles, net	3,226	3,761
Right of use asset	493,749	610,599
Other assets	36,465	41,388
Non-current assets related to discontinued operations	—	48,813
Total assets	$769,300	$996,383

LIABILITIES AND SHAREHOLDERS' (DEFICIT) EQUITY
Current liabilities:
Accounts payable	$15,860	$27,157
Accrued expenses	33,784	51,242
Short-term lease liability	103,196	116,348
Current liabilities related to discontinued operations	—	3,738
Total current liabilities	152,840	198,485

Long-term debt, net	179,994	186,911
Long-term lease liability	408,445	517,626
Other non-current liabilities	58,974	75,075
Non-current liabilities related to discontinued operations	—	1,240
Total liabilities	800,253	979,337
Commitments and contingencies
Shareholders' (deficit) equity:
Common stock, $0.05 par value; issued and outstanding, 45,510,245 and 35,795,844 common shares at June 30, 2022 and 2021, respectively	2,276	1,790
Additional paid-in capital	62,562	25,102
Accumulated other comprehensive income	9,455	9,543
Accumulated deficit	(105,246)	(19,389)
Total shareholders' (deficit) equity	(30,953)	17,046
Total liabilities and shareholders' (deficit) equity	$769,300	$996,383
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REGIS CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(Dollars and shares in thousands, except per share data)

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2022	2021	2022	2021

Revenues:
Royalties	$17,227	$15,369	$65,753	$52,357
Fees	2,954	2,561	11,587	10,215
Product sales to franchisees	3,343	15,642	15,072	56,699
Advertising fund contributions	8,360	7,218	32,573	22,023
Franchise rental income	30,577	31,507	130,777	127,392
Company-owned salon revenue	3,608	25,317	20,205	142,965
Total revenue	66,069	97,614	275,967	411,651
Operating expenses:
Cost of product sales to franchisees	4,172	12,201	17,391	43,756
Inventory reserve (1)	1,235	—	7,655	—
General and administrative	14,566	23,597	65,274	96,427
Rent	3,368	6,758	9,357	40,754
Advertising fund expense	8,360	7,218	32,573	22,023
Franchise rent expense	30,577	31,507	130,777	127,392
Company-owned salon expense (2)	3,648	30,942	21,952	141,204
Depreciation and amortization	1,458	5,030	6,224	21,749
Long-lived asset impairment	—	3,205	542	13,023
Goodwill impairment	—	—	13,120	—
Total operating expenses	67,384	120,458	304,865	506,328

Operating loss	(1,315)	(22,844)	(28,898)	(94,677)

Other (expense) income:
Interest expense	(3,292)	(3,024)	(12,914)	(13,163)
Loss from sale of salon assets to franchisees	(145)	(8,233)	(2,334)	(16,696)
Interest income and other, net	(309)	286	(296)	15,902

Loss from operations before income taxes	(5,061)	(33,815)	(44,442)	(108,634)

Income tax (expense) benefit	(3,499)	4,060	(2,017)	5,428

Loss from continuing operations	(8,560)	(29,755)	(46,459)	(103,206)

Loss from discontinued operations, net of income taxes	(34,073)	(4,584)	(39,398)	(10,125)

Net loss	$(42,633)	$(34,339)	$(85,857)	$(113,331)

Net loss per share:
Basic and diluted:
Loss from continuing operations	$(0.19)	$(0.83)	$(1.07)	$(2.87)
Income from discontinued operations	(0.74)	(0.13)	(0.90)	(0.28)
Net loss per share, basic and diluted (3)	$(0.93)	$(0.95)	$(1.97)	$(3.15)

Weighted average common and common equivalent shares outstanding:
Basic and diluted	45,969	36,038	43,582	35,956
_______________________________________________________________________________
(1)Includes charges in the third and fourth quarter associated with liquidation of distribution center inventory. Excludes reserves for inventory at salons.
(2)Includes cost of service and product sold to guests in our Company-owned salons. Excludes general and administrative expense, rent and depreciation and amortization related to Company-owned salons.
(3)Total is a recalculation; line items calculated individually may not sum to total due to rounding.
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REGIS CORPORATION
CONSOLIDATED STATEMENT OF CASH FLOWS
(Dollars in thousands)

	Twelve Months Ended June 30,
	2022	2021

Cash flows from operating activities:
Net loss	$(85,857)	$(113,331)
Adjustments to reconcile net loss to net cash used in operating activities
Loss from sale of OSP	36,143	—
Depreciation and amortization	6,504	17,871
Long-lived asset impairment	542	13,023
Deferred income taxes	391	(3,388)
Inventory reserve	10,478	12,068
Gain from disposal of distribution center assets	—	(14,997)
Loss from sale of salon assets to franchisees, net	2,334	16,696
Goodwill impairment	16,000	—
Stock-based compensation	1,334	3,254
Amortization of debt discount and financing costs	1,839	1,839
Other non-cash items affecting earnings	709	(351)
Changes in operating assets and liabilities (1):
Receivables	11,896	(279)
Inventories	7,886	17,879
Income tax receivable	1,118	1,295
Other current assets	2,118	1,658
Other assets	2,703	(2,896)
Accounts payable	(10,966)	(21,669)
Accrued expenses	(21,983)	5,296
Net lease liabilities	(5,960)	(19,248)
Other non-current liabilities	(15,867)	(14,603)
Net cash used in operating activities:	(38,638)	(99,883)
Cash flows from investing activities:
Capital expenditures	(5,316)	(11,475)
Proceeds from sale of OSP	13,000	—
Proceeds from sale of assets to franchisees	—	8,437
Costs associated with sale of assets to franchisees	—	(261)
Proceeds from company-owned life insurance policies	—	1,200
Net cash provided by (used in) investing activities:	7,684	(2,099)
Cash flows from financing activities:
Borrowings on revolving credit facility	10,000	10,000
Repayments of revolving credit facility	(16,916)	(589)
Proceeds from issuance of common stock, net of offering costs	37,185	—
Taxes paid for shares withheld	(845)	(348)
Minority interest buyout	—	(562)
Distribution center lease payments	—	(724)
Net cash provided by financing activities:	29,424	7,777
Effect of exchange rate changes on cash and cash equivalents	(158)	477
Decrease in cash, cash equivalents and restricted cash	(1,688)	(93,728)
Cash, cash equivalents and restricted cash:
Beginning of year	29,152	122,880
End of year	$27,464	$29,152
_______________________________________________________________________________
(1)Changes in operating assets and liabilities exclude assets and liabilities sold or acquired.
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SYSTEM-WIDE SAME-STORE SALES (1):

	Three Months Ended
	June 30, 2022			June 30, 2021
	Service	Retail	Total	Service	Retail	Total

SmartStyle	1.5%	(17.9)%	(2.7)%	2.4%	(14.0)%	(1.7)%
Supercuts	14.4	(11.8)	13.0	12.4	(10.1)	10.9
Portfolio Brands	6.5	(5.5)	5.3	(0.5)	(14.7)	(2.2)
Total	9.6%	(13.4)%	7.1%	6.8%	(13.2)%	4.2%

	Twelve Months Ended
	June 30, 2022			June 30, 2021
	Service	Retail	Total	Service	Retail	Total

SmartStyle	10.7%	(10.5)%	5.7%	(26.1)%	(28.5)%	(26.7)%
Supercuts	23.8	(5.6)	22.1	(25.9)	(23.5)	(25.8)
Portfolio Brands	13.0	(3.4)	11.2	(25.3)	(20.6)	(24.8)
Total	17.8%	(7.5)%	14.8%	(25.8)%	(25.5)%	(25.8)%
_______________________________________________________________________________
(1)System-wide same-store sales in fiscal years 2022 and 2021 are calculated as the total change in sales for system-wide franchise and company-owned locations that were open on a specific day of the week during the current period and the corresponding prior period. Quarterly and year-to-date system-wide same-store sales are the sum of the system-wide same-store sales computed on a daily basis. Franchise salons that do not report daily sales are excluded from same-store sales. System-wide same-store sales are calculated in local currencies to remove foreign currency fluctuations from the calculation.
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REGIS CORPORATION
System-Wide Location Counts

	June 30,
	2022	2021

FRANCHISE SALONS:
Supercuts	2,264	2,386
SmartStyle/Cost Cutters in Walmart stores	1,646	1,666
Portfolio Brands	1,344	1,357
Total North American salons	5,254	5,409
Total International salons (1)	141	154
Total Franchise salons	5,395	5,563
as a percent of total Franchise and Company-owned salons	98.1%	95.3%

COMPANY-OWNED SALONS:
Supercuts	18	35
SmartStyle/Cost Cutters in Walmart stores	49	91
Portfolio Brands	38	150
Total Company-owned salons	105	276
as a percent of total Franchise and Company-owned salons	1.9%	4.7%

OWNERSHIP INTEREST LOCATIONS:
Equity ownership interest locations	76	78

Grand Total, System-wide	5,576	5,917
_______________________________________________________________________________
(1)Canadian and Puerto Rican salons are included in the North American salon totals.
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Non-GAAP Reconciliations:
We believe our presentation of non-GAAP operating income (loss), net loss, net loss per diluted share, and other non-GAAP financial measures provides meaningful insight into our ongoing operating performance and an alternative perspective of our results of operations. Presentation of the non-GAAP measures allows investors to review our core ongoing operating performance from the same perspective as management and the Board of Directors. These non-GAAP financial measures provide investors an enhanced understanding of our operations, facilitate investors' analyses and comparisons of our current and past results of operations and provide insight into the prospects of our future performance. We also believe the non-GAAP measures are useful to investors because they provide supplemental information that research analysts frequently use to analyze financial performance.
The method we use to produce non-GAAP results is not in accordance with U.S. GAAP and may differ from methods used by other companies. These non-GAAP results should not be regarded as a substitute for corresponding U.S. GAAP measures, but instead should be utilized as a supplemental measure of operating performance in evaluating our business. Non-GAAP measures do have limitations as they do not reflect certain items that may have a material impact upon our reported financial results. As such, these non-GAAP measures should be viewed in conjunction with our financial statements prepared in accordance with U.S. GAAP.
Non-GAAP reconciling items for the three and twelve months ended June 30, 2022 and 2021:
The following information is provided to give qualitative and quantitative information related to items impacting comparability. Items impacting comparability are not defined terms within U.S. GAAP. Therefore, our non-GAAP financial information may not be comparable to similarly titled measures reported by other companies. We determine the items to consider as "items impacting comparability" based on how management views our business, makes financial, operating and planning decisions and evaluates the Company’s ongoing performance. The following items have been excluded from our non-GAAP results:
•Inventory reserve
•CEO transition
•Distribution center wind down fees ("Distribution center fees")
•Professional fees and settlements
•Severance
•Benefit from lease liability decrease in excess of previously impaired ROUA ("Lease liability benefit")
•Lease termination fees
•Real estate fees
•Asset retirement obligation
•Long-lived asset impairment
•Goodwill impairment
•Gain on distribution centers
•Non-recurring, non-operating income
•Deferred tax asset
•Discontinued operations
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REGIS CORPORATION
Reconciliation Of Selected U.S. GAAP To Non-GAAP Financial Measures
(Dollars in thousands, except per share data)

Reconciliation of U.S. GAAP operating loss and U.S. GAAP net loss to equivalent non-GAAP measures
		Three Months Ended June 30,		Twelve Months Ended June 30,
	U.S. GAAP financial line item	2022	2021	2022	2021

U.S. GAAP revenue		$66,069	$97,614	$275,967	$411,651

U.S. GAAP operating loss		$(1,315)	$(22,844)	$(28,898)	$(94,677)

Non-GAAP operating expense adjustments (1)
Inventory reserve	Inventory reserve	1,235	—	7,655	—
CEO transition	General and administrative	—	—	(466)	(694)
Distribution center fees	General and administrative	—	—	285	—
Professional fees and settlements	General and administrative	280	—	2,140	826
Severance	General and administrative	59	1,606	2,074	4,545
Lease liability benefit	Rent	(336)	(8,727)	(3,620)	(20,022)
Lease termination fees	Rent	32	7,020	1,835	13,544
Real estate fees	Rent	—	49	40	583
Asset retirement obligation	Depreciation and amortization	139	1,280	1,041	4,726
Long-lived asset impairment	Long-lived asset impairment	—	3,205	542	13,023
Goodwill impairment	Goodwill impairment	—	—	13,120	—
Total non-GAAP operating expense adjustments		1,409	4,433	24,646	16,531

Non-GAAP operating income (loss) (1)		$94	$(18,411)	$(4,252)	$(78,146)

U.S. GAAP net loss		$(42,633)	$(34,339)	$(85,857)	$(113,331)

Non-GAAP net loss adjustments:
Non-GAAP operating expense adjustments		1,409	4,433	24,646	16,531
Gain on distribution centers	Interest income and other, net	—	(120)	—	(14,997)
Non-recurring, non-operating income	Interest income and other, net	—	—	(100)	—
Income tax impact on Non-GAAP adjustments (2)	Income taxes	4,119	(41)	3,859	(13)
Discontinued operations, net of tax	Loss from discontinued operations, net of tax	34,073	4,584	39,398	10,125
Total non-GAAP net loss adjustments		39,601	8,856	67,803	11,646

Non-GAAP net loss		$(3,032)	$(25,483)	$(18,054)	$(101,685)
_______________________________________________________________________________
(1)Adjusted operating margins for the three months ended June 30, 2022 and 2021, were 0.1% and (18.9)%, respectively, and were (1.5)% and (19.0)% for the twelve months ended June 30, 2022 and 2021, respectively, and are calculated as non-GAAP operating income (loss) divided by non-GAAP revenue for each respective period.
(2)Based on projected statutory effective tax rate analyses, the non-GAAP tax benefit (provision) was calculated to be approximately 0% and 1% for the three months ended June 30, 2022 and 2021, respectively and approximately 1% for the twelve months ended June 30, 2022 and 2021, for all non-GAAP operating expense adjustments.
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REGIS CORPORATION
Reconciliation Of Selected U.S. GAAP To Non-GAAP Financial Measures
(Dollars in thousands, except per share data)

Reconciliation of U.S. GAAP net loss per diluted share to non-GAAP net loss per diluted share
	Three Months Ended June 30,		Twelve Months Ended June 30,
	2022	2021	2022	2021

U.S. GAAP net loss per diluted share	$(0.927)	$(0.953)	$(1.970)	$(3.152)
Inventory reserve (1)	0.027	—	0.174	—
CEO transition (1)	—	—	(0.011)	(0.019)
Distribution center fees (1)	—	—	0.006	—
Professional fees and settlements (1)	0.006	—	0.049	0.022
Severance (1)	0.001	0.044	0.047	0.125
Lease liability benefit (1)	(0.007)	(0.240)	(0.082)	(0.550)
Lease termination fees (1)	0.001	0.193	0.042	0.373
Real estate fees (1)	—	0.001	0.001	0.016
Asset retirement obligation (1)	0.003	0.035	0.024	0.130
Long-lived asset impairment (1)	—	0.088	0.012	0.359
Goodwill impairment (1)	—	—	0.297	—
Gain on distribution centers (1)	—	(0.003)	—	(0.413)
Non-recurring, non-operating income (1)	—	—	(0.002)	—
Discontinued operations, net of tax	0.740	0.127	0.904	0.282
Deferred tax asset	0.090	—	0.095	—
Non-GAAP net loss per diluted share (2)	$(0.066)	$(0.707)	$(0.414)	$(2.828)

U.S. GAAP Weighted average shares - basic and diluted	45,969	36,038	43,582	35,956
Non-GAAP Weighted average shares - diluted	45,969	36,038	43,582	35,956
_______________________________________________________________________________
(1)Based on projected statutory effective tax rate analyses, the non-GAAP tax benefit (provision) was calculated to be approximately 0% and 1% for the three months ended June 30, 2022 and 2021, respectively, and approximately 1% for the twelve months ended June 30, 2022 and 2021, for all non-GAAP operating expense adjustments.
(2)Total is a recalculation; line items calculated individually may not sum to total due to rounding.
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REGIS CORPORATION
Reconciliation Of Reported U.S. GAAP Net Loss To Adjusted EBITDA, A Non-GAAP Financial Measure
(Dollars in thousands)
(Unaudited)

Adjusted EBITDA
EBITDA represents U.S. GAAP net loss for the respective period excluding interest expense, income taxes and depreciation and amortization expense. The Company defines adjusted EBITDA, as EBITDA excluding identified items impacting comparability for each respective period. For the three and twelve months ended June 30, 2022 and 2021, the items impacting comparability consisted of the items identified in the non-GAAP reconciling items for the respective periods. The impacts of the income tax benefit (provision) adjustments associated with the above items are already included in the U.S. GAAP reported net loss to EBITDA reconciliation, therefore there is no adjustment needed for the reconciliation from EBITDA to adjusted EBITDA.

	Three Months Ended June 30, 2022
	Franchise	Company-owned	Consolidated (1)(2)

Consolidated reported net loss, as reported (U.S. GAAP)	$(39,879)	$(1,519)	$(42,633)
Interest expense, as reported	3,292	—	3,292
Income taxes, as reported	3,499	—	3,499
Depreciation and amortization, as reported	1,275	183	1,458
EBITDA (as defined above)	$(31,813)	$(1,336)	$(34,384)

Inventory reserve, as reported (2)	—	—	1,235
Professional fees and settlements	280	—	280
Severance	56	3	59
Lease liability benefit	(130)	(206)	(336)
Lease termination fees	72	(40)	32
Discontinued operations, net of tax	34,073	—	34,073
Adjusted EBITDA, non-GAAP financial measure	$2,538	$(1,579)	$959

	Three Months Ended June 30, 2021
	Franchise	Company-owned	Consolidated (1)

Consolidated reported net loss, as reported (U.S. GAAP)	$(15,047)	$(19,292)	$(34,339)
Interest expense, as reported	3,024	—	3,024
Income taxes, as reported	(4,060)	—	(4,060)
Depreciation and amortization, as reported	1,379	3,651	5,030
Long-lived asset impairment, as reported	—	3,205	3,205
EBITDA (as defined above)	$(14,704)	$(12,436)	$(27,140)

Severance	1,606	—	1,606
Lease liability benefit	(716)	(8,011)	(8,727)
Lease termination fees	(103)	7,123	7,020
Real estate fees	21	28	49
Gain on distribution centers	(120)	—	(120)
Discontinued operations, net of tax	4,584	—	4,584
Adjusted EBITDA, non-GAAP financial measure	$(9,432)	$(13,296)	$(22,728)
_______________________________________________________________________________
(1)Consolidated EBITDA margins for the three months ended June 30, 2022, and 2021, were (52.0)% and (27.8)%, respectively, and are calculated as EBITDA (as defined above) divided by U.S. GAAP revenue for each respective period. Consolidated adjusted EBITDA margin for the three months ended June 30, 2022, and 2021 were 1.5% and (23.3)%, respectively, and are calculated as consolidated adjusted EBITDA (as defined above) divided by consolidated adjusted revenue for each respective period.
(2)This charge, primarily related to reserving for personal protective equipment acquired as a result of the COVID-19 pandemic, relates to the wind down of our distribution centers and is reviewed separately from the segment results by the chief operating decision maker. Consolidated results will not cross foot as the inventory reserve is not part of the Company's segments.
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	Twelve Months Ended June 30, 2022
	Franchise		Company-owned	Consolidated (1)(2)

Consolidated reported net loss, as reported (U.S. GAAP)	$(68,735)		$(9,467)	$(85,857)
Interest expense, as reported	12,914		—	12,914
Income taxes, as reported	2,017		—	2,017
Depreciation and amortization, as reported	4,913		1,311	6,224
Long-lived asset impairment, as reported	450		92	542
EBITDA (as defined above)	$(48,441)		$(8,064)	$(64,160)

Inventory reserve, as reported (2)	—		—	7,655
CEO transition	(466)		—	(466)
Distribution center fees	285		—	285
Professional fees and settlements	2,140		—	2,140
Severance	2,000		74	2,074
Lease liability benefit	(378)		(3,242)	(3,620)
Lease termination fees	172		1,663	1,835
Real estate fees	—		40	40
Goodwill impairment, as reported	13,120		—	13,120
Non-recurring, non-operating income	(100)		—	(100)
Discontinued operations, net of tax	39,398	—	—	39,398
Adjusted EBITDA, non-GAAP financial measure	$7,730		$(9,529)	$(1,799)

	Twelve Months Ended June 30, 2021
	Franchise	Company-owned	Consolidated (1)

Consolidated reported net loss, as reported (U.S. GAAP)	$(43,299)	$(70,032)	$(113,331)
Interest expense, as reported	13,163	—	13,163
Income taxes, as reported	(5,428)	—	(5,428)
Depreciation and amortization, as reported	7,019	14,730	21,749
Long-lived asset impairment, as reported	726	12,297	13,023
EBITDA (as defined above)	$(27,819)	$(43,005)	$(70,824)

CEO transition	(694)	—	(694)
Professional fees and settlements	826	—	826
Severance	4,545	—	4,545
Lease liability benefit	(1,322)	(18,700)	(20,022)
Lease termination fees	(103)	13,647	13,544
Real estate fees	22	561	583
Gain on distribution centers	(14,997)	—	(14,997)
Discontinued operations, net of tax	10,125	—	10,125
Adjusted EBITDA, non-GAAP financial measure	$(29,417)	$(47,497)	$(76,914)
_______________________________________________________________________________

(1)Consolidated EBITDA margins for the twelve months ended June 30, 2022, and 2021, were (23.2)% and (17.2)%, respectively, and are calculated as EBITDA (as defined above) divided by U.S. GAAP revenue for each respective period. Consolidated adjusted EBITDA margin for the twelve months ended June 30, 2022, and 2021, were (0.7)% and (18.7)%, respectively, and are calculated as consolidated adjusted EBITDA (as defined above) divided by consolidated adjusted revenue for each respective period.
(2)This charge, primarily related to reserving for personal protective equipment acquired as a result of the COVID-19 pandemic, relates to the wind down of our distribution centers and is reviewed separately from the segment results by the chief operating decision maker. Consolidated results will not cross foot as the inventory reserve is not part of the Company's segments.
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REGIS CORPORATION
Reconciliation Of Reported Franchise EBITDA As A Percent Of U.S. GAAP Revenue
To EBITDA As A Percent Of Adjusted Revenue
(Dollars in thousands)
(Unaudited)

	Three Months Ended June 30,
	2022	2021

As Adjusted EBITDA	$2,538	$(9,432)
U.S. GAAP revenue	62,461	72,297
As Adjusted EBITDA as a % of U.S. GAAP revenue	4.1%	(13.0)%
Non-margin revenue adjustments:
Franchise rental income	$(30,577)	$(31,507)
Advertising fund contributions	(8,360)	(7,218)
Adjusted revenue	$23,524	$33,572
As Adjusted EBITDA as a percent of adjusted revenue (1)	10.8%	(28.1)%

	Twelve Months Ended June 30,
	2022	2021

As Adjusted EBITDA	$7,730	$(29,417)
U.S. GAAP revenue	255,762	268,686
As Adjusted EBITDA as a % of U.S. GAAP revenue	3.0%	(10.9)%
Non-margin revenue adjustments:
Franchise rental income	$(130,777)	$(127,392)
Advertising fund contributions	(32,573)	(22,023)
Adjusted revenue	$92,412	$119,271
As Adjusted EBITDA as a percent of adjusted revenue (1)	8.4%	(24.7)%
_______________________________________________________________________________
(1)Total is a recalculation; line items calculated individually may not sum to total due to rounding.
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